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                                                                   Exhibit 10.24


Merrill Lynch Mercury Asset Management                  Discretionary Non-ERIS



                          INVESTMENT ADVISORY CONTRACT

          We, Merrill Lynch Mercury Asset Management, a division of Merrill Lynch Asset Management, L.P. (MLAM) agree to act as investment manager for Global Markets Guaranty Ltd. as follows:

APPOINTMENT      1. We are appointed investment manager of your investment
                    portfolio (the "portfolio"), effective from the time we accept this agreement.

INVESTMENTS      2. You hereby appoint us as your attorney-in-fact with full power and authority to take action in your name to the extent necessary or desirable to fulfill the purposes of this Agreement, including, without limitation, (1) to establish trading accounts on your behalf, (ii) to execute and deliver such contracts and other documents on your behalf as we, in our discretion, deem necessary or desirable to establish such trading discounts or otherwise to effect investments on your behalf authorized by this Agreement, and
                    (iii) to act, in our discretion, in your name to enforce your rights and remedies under such contracts or documents.

PORTFOLIO        3. We will management Portfolio in compliance with the
TRANSACTIONS        Investment Guidelines affixed hereto or as may be modified by the written agreement of you and us (the "Investment
                    Guidelines"). We will submit to you monthly reports appraising the portfolio at current market value.

                 4. You direct us to effect such transactions with or through any investment firm that we select on your behalf, including Merrill Lynch, Pierce, Fenner and Smith Incorporated, Merrill Lynch Government Securities, Inc., Merrill Lynch Money Markets, Inc. or any other affiliate or ours ("Merrill Lynch"). You authorize us to establish accounts on your behalf as your attorney-in-fact in accordance with these directions, and empower such investment firms to follow our instructions. Investment firms, including Merrill Lynch, may be compensated from your Portfolio at their standard rates for effecting transactions on your behalf. Your agree that we are not obligated to negotiate such rates. You agree that we may temporarily invest your cash in a money market fund which employes us or an affiliate as its investment adviser only with prior approval by you.

                 5. You agree that, if investment transactions are effected for your with Merrill Lynch, it may act as principal, or as agent for both sides of a transaction, in accordance with the following. We may effect such transactions on your behalf when we have determined that the price available from Merrill Lynch is at least as favorable as the prices available from two other investment firms with respect to the type of investment involved. We will advise you in writing immediately following the trade of the capacity in which Merrill Lynch acted. You will be deemed to have consented to such trade unless you advise us in writing by 9:00 AM, New York City time, on the next business day in New York City following the advise of trade, that you have not so consented. If you shall have advised us that you do not so consent, we will dispose of the investment and you will bear any losses that may result. You understand that when Merrill Lynch acts as agent for both sides of a transaction, it may be paid commissions from, and has duties to, the opposing sides.

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Administration      6. We are a registered investment adviser under the
                       Investment Advisers Act of 1940. Merrill Lynch Asset Management is a limited partnership. Merrill Lynch & Co., Inc. is the limited partner and Princeton Services, Inc., a wholly owned, indirect subsidiary of Merrill Lynch & Co., Inc., is the general partner. We will undertake to notify you of any change in the membership of our partnership within a reasonable time of such change.

                    7. You acknowledge that you have received our disclosure
                       statement.

                    8. You agree to notify us prior to giving any instruction
                       to an investment firm or custodian regarding the commitment, withdrawal or investment of the Portfolio. We are under no duty to enter into any transaction with respect to assets which are not readily available for delivery.

                    9. You direct that investment firms with or through which we effect transactions be instructed to transmit simultaneously to the custodian of the Portfolio on your behalf and to us all correspondence, including confirmations and periodic statements. The custodian will be directed to transmit to you all correspondence, including confirmations and periodic statements, that it receives from investment firms with respect to the Portfolio.

                   10. Employees of our affiliates may receive credits or
                       compensation for introducing you to us and for transactions effected on your behalf.

                   11. You reserve solely to yourself the right to vote proxies for your investments and we are expressly precluded from voting such proxies.

                   12. You acknowledge that our affiliates may have investment banking relationships with publicly traded companies and that employees of our affiliates may act as directors of publicly traded companies, which at times may preclude our effecting transactions on your behalf in securities of such companies.

Representations    13. You are duly organized and validly existing under the
                       laws of the jurisdiction of your organization or incorporation and, if relevant under such laws, in good standing.

                   14. You have the power to execute and deliver this Agreement and to perform your obligations under this Agreement, and have taken all action necessary to authorize its execution, delivery and performance.

                   15. You have the power to execute and deliver, through us as your attorney-in-fact, each agreement which we may enter into in connection with investments on your behalf authorized by this Agreement, and to perform your obligations under such agreement, and have taken all necessary action to authorize such execution, delivery and performance.

                   16. The persons executing this Agreement on your behalf have been duly authorized to do so.

                   17. The execution, delivery and performance of this
                       Agreement, and each agreement we may execute and deliver as your attorney-in-fact, do not violate or conflict with any law, ordinance, charter, by-law or rule applicable to you, any order or judgment of any court or agency of government applicable to you or any of your assets, or by which any
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                    of your assets are affected, or any contractual restriction binding on or affecting you or any of your assets, or by which any of your assets are affected.

               18. Your obligations under this Agreement, and each agreement we may execute and deliver as your attorney-in-fact, constitutes or will constitute a legal, valid and binding obligation, enforceable against you in accordance with their terms (subject to applicable insolvency or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application).

               19. All governmental and other consents that are required to have been obtained by you in connection with this Agreement, and each agreement we may execute and deliver as your attorney-in-fact, have been so obtained and are in full force and effect, and all conditions of any such consents have been complied with.

               20. You are entering into this Agreement as principal and no other person has or will have an interest deriving from you in any assets managed by us pursuant to this Agreement.

               21. All information provided by you to us and which we are authorized to provide to investment counterparties is, as of the date of the information, true, accurate and complete in every material respect.

               22. You are not currently subject to any Default Event (as defined under "Covenants").

               23. All information provided by you to us with respect to your tax status is accurate and true.

               24. There is not pending or, to your knowledge, threatened against you or any of your affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that purports to draw into question, or is likely to affect, the legality, validity or enforceability against you of this Agreement, or any agreement we may execute and deliver as your attorney-in-fact, or your ability to perform your obligations under this Agreement or any such agreement.

               25. You are entering into this Agreement, and have determined the scope of our investment authority pursuant to this Agreement, in reliance upon your own regulatory, tax and accounting advice, and not upon any view expressed by us.

               26. You represent that the Portfolio is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or the Investment Company Act of 1940. You will be exclusively responsible for compliance with the Commodity Exchange Act and other law, except insofar as we do not comply with the Investment Guidelines.

Covenants      27.  You will notify us promptly upon becoming aware that any representation made by you in this Agreement has become inaccurate in any material respect.

               28. You will notify us promptly upon becoming aware of any of the following events:

                    (1) You (i) are dissolved, (ii) become insolvent or fail or are unable or admit in writing your inability generally to pay your debts as they become due; (iii) make a general assignment, arrangement or composition with or for the benefit of creditors; (iv) institute or have instituted against you a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for your winding up or liquidation and, in the case of any such proceeding or petition instituted or presented

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                    against you, such proceeding or petition (A) results in a
                    judgment of insolvency or bankruptcy or the entry of relief or the making of an order for your winding up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) have a resolution passed for your winding up or liquidation; (vi) seek or become subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for you or for substantially all of your assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause
                    (vi) has occurred and is continuing); (vii) are involved in any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the foregoing events; or (viii) take any action in furtherance of, or indicating your consent to, approval of, or acquiescence in, any of the foregoing acts (each a "Default Event").

                    (2) You consolidate with, or merge into, or transfer all or substantially all your assets to, another entity.

                    (3) The adoption of, or any change in, any applicable law, or the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority, which would make it unlawful to you to perform any absolute or contingent obligation to make payment relating to any investment which we are authorized to effect on your behalf or to comply with any material provision of any agreement relating to any such investment.

               29. We will not be liable for the consequences of any investment decision or related activities made or omitted within the limitations specified earlier, except for loss incurred as a result of our gross negligence or willful or reckless misconduct. We will not be liable for loss incurred by any other person or as a result of any person other than us, whether or not our affiliate. These limitations of liability also apply to our officers, employees and agents. Notwithstanding the foregoing, nothing herein shall in any way constitute a waiver or limitation of any rights which you may have under the federal securities laws.

Arbitration    30.  Jury Trial Waiver; Arbitration; Legal Fees. EACH PARTY
                    EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY WITH
                    RESPECT TO ANY DISPUTE, CONTROVERSY, CLAIM OR COUNTERCLAIM
                    ARISING OUT OF OR RELATING TO THIS AGREEMENT. Any dispute, controversy or claim arising out of or relating to this Agreement which is not settled by the agreement of the parties shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration
                    Association then in effect before a panel of three arbitrators in New York, New York or such other location as the parties shall mutually agree. The parties agree that such arbitration shall be the exclusive remedy hereunder.
                    Each party expressly waives any right it may have to a jury trial or to seek redress in any other forum. Any arbitrator acting hereunder shall be empowered to assess no remedy other than payment of fees and out-of-pocket damages. Each party shall bear its own expenses of arbitration, and shall divide equally the expenses of the arbitrators and of a transcript of any arbitration proceeding. Any decision and award of the arbitrators shall be binding upon the parties, and judgment thereon may be entered in the Supreme Court of the State of New York or any other court having jurisdiction. Notwithstanding the foregoing, this agreement to arbitrate shall not prevail over any contrary requirements mandated by applicable law, rule or regulation.
                    If either party institutes any action or proceeding, including arbitration, to enforce this Agreement or for damages by reason of any alleged breach of the Agreement or for a declaration of rights hereunder, then the prevailing party shall be entitled to receive from the other party all of its costs and expenses, including reasonable attorney's fees, incurred in connection with such action or proceeding.

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                    31. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
                        ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS MAY BE PREEMPTED BY UNITED STATES FEDERAL LAW.

Custody             32. You have instructed us that Mellon Trust will act as
                        custodian of the Portfolio. We will never receive or physically control the Portfolio.

                    33. We will not be responsible for making any tax credit
                        or similar claim or any legal filing on your behalf.

Fees                34. Our fees are calculated, and shall be paid, quarterly
                        in arrears based on the attached fee schedule as determined in accordance with the valuation procedures described therein.

Termination         35. This agreement shall remain in force until further
                        notice. You will be entitled to terminate this agreement any time, effective from the time we receive written notification or such other time as may be mutually agreed upon, subject to the settlement of transactions in progress. There will be no penalty charge on termination. This agreement will also be terminated on the fifth day after we send you notice in writing of our intent to terminate this agreement or such other time as may be mutually agreed upon, also subject to the settlement of transactions in progress. We may not assign this agreement without your prior consent. As provided in Rule 202(a)(l)-l under the Investment Advisers Act of 1940, a transaction which does not result in a change of our actual management or control will not be considered to be an assignment.

Confidentiality     36. All information provided to us by you or your custodian shall be held confidential by us; provided, however, as is necessary to carry out the purposes of this agreement or as may be required by law, we shall be permitted to disclose or communicate to a proper party any information received from you or your custodian or developed by us on your behalf under the terms of this agreement.

                                        GLOBAL MARKETS GUARANTY LTD

                        [SEAL]
                                        Signed and Accepted
                                        by  /s/ Donald J. Matthews
                                            -----------------------
                                        Printed Name: Donald J. Matthews

                                        Title: President & CEO

                        Signed and accepted, on February 24, 1999


                        on behalf of MERRILL LYNCH, MERCURY ASSET MANAGEMENT,

                        in PLAINSBORO, NEW JERSEY, U.S.A.


                                   Signed and Accepted by /s/ Loraine C. Lucas
                                                          --------------------
                                   Printed Name: Loraine C. Lucas

                                   Title: Vice President
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Global Market Guaranty Ltd.

US. FIXED INCOME SECURITIES -- LIQUIDITY MANAGEMENT PORTFOLIO
ANNUAL FEE SCHEDULE

                                                       CHARGE
          If Assets are under US $150 million          0.125% flat
          If Assets are in excess US $150 million      0.10% flat
          (no tiering of fees)

Fees are to be paid on a calendar quarter basis, in arrears

Check One:

       You hereby authorize and instruct us, Merrill Lynch Mercury Asset Management, to deduct our fee from the Portfolio. (The custodian may rely
  V    on a copy of this as evidence of your instruction.)
-----

       You hereby instruct us to bill you directly. Please select one of the following payment methods:
-----                    Check
                                   -----
                         Wire
                                   -----

You may change these billing instructions at any time by sending us a letter. Your instructions will be effected following our receipt of your letter.

     Fees payable to us, Merrill Lynch Mercury Asset Management, will be calculated in accordance with the above schedule, on the basis of the average investable balance of assets under management during the period with respect to which such fees are due. The average investable balance for each one month period during the calendar quarter will be the market value of the securities plus other assets less liabilities at the beginning of each month plus or minus weighted client contributions/withdrawals during such month. The sum of the monthly average investable balances is then divided by the number of months in the period. This total average investable balance is then multiplied by the number of days in the period divided by the number of the days in the year with the above fee schedule then to be applied. Fees will be pro rated for periods shorter than a calender quarter. Fees are payable in US dollars either (1) upon receipt of a bill from us or (2) if you have authorized us to do so, by deduction from the Portfolio.

          /s/ Donald J. Matthews                            2/24/99
          -----------------------                      -----------------
          Client Signature                             Date